UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 7, 2026

CISO GLOBAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41227	83-4210278
(State or Other	(Commission File	(IRS Employer
Jurisdiction of Incorporation)	Number)	Identification No.)

6900 E. Camelback Road, Suite 900
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 389-3444

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CISO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On April 8, 2026, the Company issued a press release announcing that a no-action request was submitted on our behalf to the U.S. Securities and Exchange Commission (“SEC”) regarding a proposed Investor-Consent Share Loan Program. A copy of each of the press release and no-action request is furnished herewith as Exhibits 99.1 and 99.2, respectively, and is incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On April 7, 2026, a no-action request was submitted to the Staff of the SEC (“Staff”) on our behalf seeking confirmation that the Staff would not recommend enforcement action under Rule 17Ad-20 solely by reason of our adoption and implementation of a proposed Investor-Consent Share Loan Program, as described in the request. The program is designed to provide beneficial owners with a meaningful opt-in framework regarding whether their shares may be made available for securities lending through existing intermediaries.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 8, 2026

99.2	No Action Request, dated April 7, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical facts, including statements regarding the proposed Investor-Consent Share Loan Program (the “Program”), the no-action request submitted to the Staff of the U.S. Securities and Exchange Commission (the “SEC Staff”), the potential timing, substance, or outcome of any SEC Staff response, the expected implementation or operation of the Program, and the anticipated benefits of the Program for shareholders, market transparency, or investor choice, are forward-looking statements. These statements involve known and unknown risks and uncertainties that may cause actual results or outcomes to differ materially from those expressed or implied, including: the SEC Staff may not respond to the no-action request, may decline to grant the requested relief, or may impose conditions or limitations not currently anticipated; any Staff response would reflect the views of the Staff only and would not constitute a formal rule, regulation, or approval by the Commission; the Program may not be capable of implementation through existing intermediary relationships as currently contemplated; market, regulatory, or operational conditions may change in ways that affect the Company’s ability to implement or maintain the Program; and other risks described from time to time in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2026	CISO Global, Inc.

	By:	/s/ David G. Jemmett
	Name:	David G. Jemmett
	Title:	Chief Executive Officer